UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2015

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 10, 2015. A total of 60,461,944 shares of the Company’s Class A common stock (the “Common Stock”), representing approximately 87.32% of such shares outstanding and eligible to vote, were represented in person or by valid proxies at the Annual Meeting, constituting a quorum.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The following seven nominee directors were elected to serve until the 2016 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Alan R. Batkin	54,306,304	730,518	1,154,770	4,270,352
Patricia S. Bellinger	55,490,501	667,510	33,581	4,270,352
The Lord Browne of Madingley	55,862,232	288,985	40,375	4,270,352
Michael M. Garland	55,882,001	274,122	35,469	4,270,352
Douglas G. Hall	55,929,187	225,384	37,021	4,270,352
Michael B. Hoffman	55,876,007	280,874	34,711	4,270,352
Patricia M. Newson	55,935,189	221,656	34,747	4,270,352

Proposal 2: The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
60,100,934	326,411	34,599	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2015

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name:	Kim H. Liou
Title:	Secretary